Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-145691-02) of our report dated February 29, 2008 relating to the financial statements and financial statement schedule, which appears in Delmarva Power & Light Company’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Washington, D.C.

November 18, 2008

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